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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 4, 2002
(Date of earliest event reported)

TANNING TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26795	84-1381662
(Commission File No.)	(I.R.S. Employer Identification No.)

4600 South Syracuse Street, Suite 300, Denver, CO 80237
(Address of Principal Executive Offices) (Zip Code)

(303) 220-9944
(Registrant's telephone number, including area code)

4600 South Syracuse Street, Suite 1200, Denver, CO 80237
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 1, 2002, Tanning Technology Corporation (the "Company") received a notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that for the last 30 consecutive trading days, the price of the Company's common stock, par value $0.01, had closed below the minimum $1.00 per share requirement for continued inclusion in the Nasdaq National Market. Nasdaq has provided the Company with 90 calendar days, until December 30, 2002, to regain compliance with this requirement by achieving a closing bid price of at least $1.00 for a minimum of ten consecutive trading days. If the Company is unable to demonstrate compliance with the requirement on or before December 30, 2002, Nasdaq will provide the Company with written notification that its common stock will be delisted from the Nasdaq National Market, which may be appealed by the Company at that time. Management and the Company's Board of Directors are evaluating various alternatives to address this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tanning Technology Corporation
Date: October 4, 2002	By:	/s/ KATHERINE L. SCHERPING Katherine L. Scherping Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES